UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Jeff Rosica to the Board of Directors

On March 8, 2018, the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) voted to elect Jeff Rosica, Chief Executive Officer and President of the Company, as a Class II director to serve for a term expiring at the Company’s 2019 annual meeting of stockholders. As an officer of the Company, Mr. Rosica does not qualify as an independent director under Nasdaq listing standards.

Mr. Rosica was appointed as the Company’s Chief Executive Officer by the Board on February 25, 2018, as disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2018.

There are currently no arrangements or understandings between Mr. Rosica and any other person pursuant to which Mr. Rosica was elected to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Rosica requiring disclosure under Item 404(a) of Regulation S-K.

Election of Daniel B. Silvers to the Board of Directors

On March 8, 2018, the Board voted to elect Daniel B. Silvers as a Class III director to serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Mr. Silvers will serve on the Strategy Committee of the Board.

In accordance with his election to the Board, Mr. Silvers will receive the same compensation, reimbursement of expenses and indemnification as the Company’s other non-employee directors. The Board has determined that Mr. Silvers qualifies as an independent director under the Nasdaq listing standards.

Mr. Silvers’ election to the Board was made pursuant to an agreement, dated as of February 16, 2018, between the Company and Cove Street Capital, LLC (the “Agreement”), as disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2018 (the “February 21 8-K”).

Under the Agreement, the Company agreed, prior to the filing of the Company’s definitive proxy statement for its 2018 annual meeting of stockholders (the “2018 Annual Meeting”), to (i) increase the size of its Board from eight to nine directors and (ii) appoint Mr. Silvers as a Class III director to serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Upon serving as a director for one year, Mr. Silvers will be considered for assignment to either the Company’s Compensation Committee or Nominating and Governance Committee. Under the Agreement, Cove Street has agreed that neither it or nor any of its affiliates will pay any compensation to Mr. Silvers with respect to his service on the Board or any committee thereof.

In addition, Cove Street has agreed that Mr. Silvers will promptly tender his resignation from the Board (i) upon written notice from the Company that Cove Street materially breached any of its commitments under the Agreement where Cove Street has not cured such breach within 15 business days after such written notice or (ii) prior to the expiration of the Standstill Period (as defined below), if Cove Street and its affiliates beneficially own less than five percent of the Company’s outstanding common stock.

Pursuant to the Agreement, Cove Street is subject to certain standstill restrictions, which prohibit it from, among other things, (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) with respect to the voting securities of the Company; (iii) making or participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries; (iv) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board; (v) making any stockholder proposal; or (vi) calling a special meeting of stockholders, in each case, subject to certain limited exceptions.

These restrictions terminate upon the earliest to occur of (i) the end of the initial term for which Mr. Silvers is appointed (or such longer period as Mr. Silvers or, in certain circumstances, a replacement director selected pursuant to the Agreement, continues to serve on the Board), (ii) 10 calendar days prior to the deadline for the submission of shareholder nominations for the Company’s 2019 annual meeting of stockholders (but only in the event that Mr. Silvers has tendered his resignation on or before such date and such resignation is due to a disagreement with the Board that has been set forth in writing) and (iii) five business days after such date, if any, that Cove Street provides written notice to the Company that the Company materially breached any of its commitments under the Agreement where the Company has not cured such breach within 15 business days after such written notice (such period, the “Standstill Period”).

During the Standstill Period, Cove Street has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.

The Agreement will terminate upon the expiration of the Standstill Period.

The foregoing description is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to the February 21 8-K and is incorporated herein by reference.

In connection with the execution of the Agreement, Mr. Silvers entered into a letter agreement with the Company in which he agreed to be governed by all Company policies, procedures, processes, codes, rules, standards and guidelines that may be applicable to Board members.

Except as disclosed in this Current Report, there are currently no arrangements or understandings between Mr. Silvers and any other person pursuant to which Mr. Silvers was elected to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Silvers requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 12, 2018	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO